Exhibit 10.11

WHEREAS, in compliance with the Bipartisan Budget Act of 2018, each of the 401(k) Plans has been amended, or is in the process of being amended, to eliminate the 6-Month Suspension Requirement, effective January 1, 2019; and

AMENDMENT TO THE

NEWELL BRANDS SUPPLEMENTAL

EMPLOYEE SAVINGS PLAN

WHEREAS, NOC sponsors and maintains the Newell Brands Supplemental Employee Savings Plan (the “SESP”), which, in part, allows eligible employees of NOC and certain of its affiliates to defer portions of their base salary, commissions and incentive compensation; and

WHEREAS, under Section 8.1 of the SESP, the BAC may amend the SESP at any time to ensure that the SESP complies with the requirements of Section 409A of the Code, provided that such amendment does not materially increase the benefit costs of the SESP to NOC; and

WHEREAS, under Section 3.5(b) of the SESP, a participant’s deferral election under the SESP shall be cancelled on account of a hardship distribution from a 401(k) Plan to the extent necessary to comply with the 6-Month Suspension Requirement; and

WHEREAS, to ensure that the SESP complies with Section 409A of the Code, in connection with the elimination of the 6-Month Suspension Requirement from the 401(k) Plans, the BAC now desires to amend the SESP to remove the requirement that a participant’s deferral election under the SESP be cancelled for any period on or after January 1, 2019, on account of a hardship distribution.

NOW, THEREFORE, BE IT RESOLVED, that the BAC hereby amends the SESP as set forth herein, effective January 1, 2019:

1. Section 3.5(a) of the SESP is amended to read, in its entirety, as follows:

(a) Duration. A Deferral Election shall only be effective for the Plan Year with respect to which such Deferral Election applies. Except as provided in Section 3.5(b), a Deferral Election, once irrevocable, cannot be cancelled during the Plan Year. A Participant must make a new Deferral Election for each Plan Year for which the Participant elects to defer Compensation.

2. Section 3.5(b)(ii) of the SESP is amended to read, in its entirety, as follows:

(ii) Unforeseeable Emergency. The BAC shall cancel a Participant’s Deferral Election due to an Unforeseeable Emergency from the Plan to the extent necessary to comply with the requirements of Code Section 409A, with respect to the Unforeseeable Emergency.

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This document may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts together, shall constitute one and the same instrument.

Dated this 19th day of December, 2018

/s/ Michael Rickheim	/s/ Elizabeth Moore
Michael Rickheim	Elizabeth Moore

/s/ Randy Michel
Randy Michel